Exhibit 10.10

                         QUEST DIAGNOSTICS INCORPORATED
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1. Purpose. The purpose of the Quest Diagnostics Incorporated Stock Option Plan for Non-Employee Directors is to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

Section 2. Definitions. When used herein, the following terms shall have the following meanings:

     "Administrator" means the Board, or a committee of the Board, duly appointed to administer the Plan.

     "Board" means the Board of Directors of the Corporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means ($.01 par value) common stock of the Corporation.

     "Corporation" means Quest Diagnostics Incorporated, a Delaware corporation.

     "Effective Date" shall mean January 13, 1998.

     "Exercise Price" means the price per share specified in the Option agreement at which the Participant may purchase Common Stock through the exercise of his/her Option, as the same may be adjusted in accordance with
Section 7(h).

     "Fair Market Value" means, as of any date, the mean of the high and low sales price of a share of Common Stock on The New York Stock Exchange Composite list on such date (or if no sale took place on such exchange on such date, the mean between the high and the low on such exchange on the most recent preceding date on which a sale took place).

     "Option" means a right granted under the Plan to a Participant to purchase shares of Common Stock as a Nonqualified Stock Option which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

     "Option Period" means the period within which the Option may be exercised pursuant to the Plan.

     "Participant" means a member of the Board of Directors of Quest Diagnostics Incorporated who is not an employee of Quest Diagnostics Incorporated or any subsidiary thereof.

     "Plan" means the Quest Diagnostics Incorporated Stock Option Plan for Non-Employee Directors.

Section 3. Administration. The Plan shall be administered by the Administrator who shall establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan.

  All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

Section 4. Participation. All Non-Employee Directors who become members of the Board shall automatically be participants in the Plan.

Section 5. Shares Subject to the Plan. (a) Participants shall receive under the Plan grants of Options to purchase not more than an aggregate of 500,000 shares of Common Stock and 500,000 shares shall be reserved for Options granted under the Plan (subject to adjustment as provided in Section 7(h)). The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares or shares held in the treasury of the Corporation including shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. If any Option granted under the Plan shall be canceled or expire, new options may thereafter be granted covering such shares.

Section 6. Grants of Options.

     (a) On the Effective Date and on the date of the Annual Meeting of Shareholders of each year commencing on January 1, 1999, each Participant shall be granted an Option to acquire 9,000 shares of Common Stock. In the event that a Participant is elected as a director of the Company other than on the date of the Annual Meeting of Shareholders, the Board may grant to such director, on his/her election, an option to acquire a number of shares (not to exceed 9,000) that is proportional to the fraction of a year remaining until the next Annual Meeting of Shareholders.

     (b) Each Participant may elect to receive an Option in lieu of the cash compensation payable to such director in any year. The number of shares of Common Stock underlying the Option available to such director shall be computed using the same Black-Scholes methodology as is used for the Quest Diagnostics Employees Equity Participation Program (or any successor plan) so as to achieve a value equal to the cash compensation that would otherwise have been paid. Any such election shall be irrevocable and shall be made by December 31, effective for the fees payable during the following year and with an Option


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being granted on each day on which the fees would otherwise have been payable
(generally expected to be the first day of each calendar quarter). However, for 1998 such election may be made by March 31, 1998 for fees payable on or after April 1, 1998.

Section 7. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a written agreement, in form approved by the Administrator and executed by the Chairman of the Board, President or Senior Vice President of the Corporation, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate.

     (a) Option Period. Each Option agreement shall specify that the Option granted thereunder is granted for a period of ten (10) years from the date of grant and shall provide that the Option shall expire on such ten year anniversary.

     (b) Exercise Price. The Exercise Price per share shall be the Fair Market Value at the time the Option is granted.

     (c) Exercise of Option. Subject to Section 7(e), Options granted under
Section 6(a) hereof shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Options granted under
Section 6(b) vest and become exercisable immediately on the date of grant.

     (d) Payment of Exercise Price Upon Exercise. The Exercise Price of the shares as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise in cash. The Administrator may authorize in its sole discretion, the payment of the Option Price by (i) delivering Common Stock of the Corporation already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the Option Price, (ii) delivering a combination of cash and Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Exercise Price, or (iii) by delivery of a notice of cancellation of vested Options held by the participant having a spread equal to the Exercise Price of the number of shares being exercised, including any taxes required to be withheld by the corporation in connection with such exercise. For purposes of the preceding sentence "spread" shall mean the difference between the Fair Market Value of the Common Stock on the date of exercise and the Exercise Price multiplied by the number of shares covered by the vested Options being canceled.

     (e) Termination of Service on the Board. In the event service on the Board of a Participant terminates for any reason, all Options previously granted to such Participant under the Plan may be exercised by the Participant (or, if the Participant is deceased, by his/her representative) at any time, from time to time, through the tenth anniversary of the date of grant on the terms set forth herein. Notwithstanding the foregoing, any options granted on the Effective Date shall be forfeited in the event that the Participant ceases to be a member of the Board of Directors on the date of the 1998 Annual Meeting.

     (f) Transferability of Options. No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him/her.

     (g) Investment Representation. Each Option agreement may contain an undertaking that, upon demand by the administrator for such a representation, the optionee (or any person acting under Section 7(e)) shall deliver to the Administrator at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

     (h) Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock by reason of any stock dividend recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter be optioned and sold under the Plan and the number and kind of shares subject to Option in outstanding Option agreements and the Exercise Price per share thereof shall be appropriately adjusted consistent with such change in such manner as the administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, Participants in the Plan.

     (i) Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Corporation.

     (j) Other Option Provisions. The form of Option agreement authorized by the Plan may contain such other provisions as the Board may, from time to time, determine.

Section 8. Listing and Qualification of Shares. The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option until completion of any stock


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exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

Section 9. Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options under the Plan including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a participant, beneficiary or legal representative to pay in cash to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

Section 10. No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his/her capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless to the fullest extent permitted by the Corporation's Restated Certificate of Incorporation and By-Laws and Delaware General Corporation Law, each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan.

Section 11. Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any right with respect to any Option granted under the Plan without his written consent; and provided, further, that unless duly approved by the holders of stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in paragraph 7(h), no amendment or change shall be made in the Plan (i) increasing the total number of shares which may be issued or transferred under the Plan; (ii) changing the exercise price specified for the shares subject to Options; (iii) changing the maximum period during which Options may be exercised; (iv) extending the period during which Options may be granted under the Plan; or (v) expanding the class of individuals eligible to receive Options under the Plan.

Section 12. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

Section 13. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

Section 14. Effective Date and Duration of Plan. The Plan shall, subject to approval of the stockholders of the Company at the 1998 Annual Meeting, become effective as of the Effective Date. This Plan shall terminate at the close of business on the last day of January 2008, and no Option may be granted under the Plan after such date, but such termination shall not affect any Option previously granted.


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